Exhibit 99.1

Consolidated Statements of Earnings
EMERSON ELECTRIC CO. & SUBSIDIARIES

Years ended September 30
(Dollars in millions, except per share amounts; unaudited)

	2021	2022
Net sales	$12,932	13,804

Cost of sales	7,202	7,498
Selling, general and administrative expenses	3,494	3,614
Gain on subordinated interest	—	(453)
Other deductions, net	319	519
Interest expense, net	155	194

Earnings from continuing operations before income taxes	1,762	2,432

Income taxes	346	549

Earnings from continuing operations	1,416	1,883

Discontinued operations, net of tax: 2021, $239; 2022, $306	911	1,347

Net earnings	2,327	3,230

Less: Noncontrolling interests in subsidiaries	24	(1)

Net earnings common stockholders	$2,303	3,231

Earnings common stockholders:
Earnings from continuing operations	$1,414	1,886
Discontinued operations	889	1,345
Net earnings common stockholders	$2,303	3,231

Basic earnings per share common stockholders:
Earnings from continuing operations	$2.36	3.17
Discontinued operations	1.49	2.27
Basic earnings per common share	$3.85	5.44

Diluted earnings per share common stockholders:
Earnings from continuing operations	$2.35	3.16
Discontinued operations	1.47	2.25
Diluted earnings per common share	$3.82	5.41

Weighted average outstanding shares:
Basic	598.1	592.9
Diluted	601.8	596.3

Consolidated Balance Sheet
EMERSON ELECTRIC CO. & SUBSIDIARIES

September 30 (Dollars and shares in millions, except per share amounts; unaudited)

2022
ASSETS
Current assets
Cash and equivalents	$1,804
Receivables, less allowances of $90	2,176
Inventories	1,661
Other current assets	1,450
Current assets held-for-sale	1,415
Total current assets	8,506

Property, plant and equipment, net	2,098
Other assets
Goodwill	13,944
Other intangible assets	6,571
Other	2,312
Noncurrent assets held-for-sale	2,241
Total other assets	25,068
Total assets	$35,672

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current maturities of long-term debt	$2,115
Accounts payable	1,216
Accrued expenses	3,057
Current liabilities held-for-sale	1,389
Total current liabilities	7,777

Long-term debt	8,259

Other liabilities	3,195

Noncurrent liabilities held-for-sale	125

Equity
Common stock, $0.50 par value; authorized, 1,200.0 shares; issued, 953.4 shares; outstanding, 591.4 shares	477
Additional paid-in-capital	57
Retained earnings	28,053
Accumulated other comprehensive income (loss)	(1,485)
Cost of common stock in treasury, 362.0 shares	(16,738)
Common stockholders’ equity	10,364
Noncontrolling interests in subsidiaries	5,952
Total equity	16,316
Total liabilities and equity	$35,672

Consolidated Statements of Cash Flows
EMERSON ELECTRIC CO. & SUBSIDIARIES

Years ended September 30 (Dollars in millions; unaudited)

	2021	2022
Operating activities
Net earnings	$2,327	3,230
Earnings from discontinued operations, net of tax	(911)	(1,347)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	762	842
Stock compensation	197	125
Pension expense	28	2
Pension funding	(41)	(43)
Changes in operating working capital	167	(312)
Gain on subordinated interest	—	(453)
Other, net	(71)	4
Cash from continuing operations	2,458	2,048
Cash from discontinued operations	1,117	874
Cash provided by operating activities	3,575	2,922

Investing activities
Capital expenditures	(404)	(299)
Purchases of businesses, net of cash and equivalents acquired	(1,592)	(5,702)
Divestitures of businesses	30	17
Proceeds from subordinated interest	—	438
Other, net	(25)	(138)
Cash from continuing operations	(1,991)	(5,684)
Cash from discontinued operations	(129)	350
Cash used in investing activities	(2,120)	(5,334)

Financing activities
Net increase in short-term borrowings	(504)	1,241
Proceeds from short-term borrowings greater than three months	71	1,162
Payments of short-term borrowings greater than three months	(71)	(1,165)
Proceeds from long-term debt	—	2,975
Payments of long-term debt	(308)	(522)
Dividends paid	(1,210)	(1,223)
Purchases of common stock	(500)	(500)
Other, net	100	80
Cash provided by (used in) financing activities	(2,422)	2,048

Effect of exchange rate changes on cash and equivalents	6	(186)
Decrease in cash and equivalents	(961)	(550)
Beginning cash and equivalents	3,315	2,354
Ending cash and equivalents	$2,354	1,804

Changes in operating working capital
Receivables	$(18)	(143)
Inventories	(11)	(334)
Other current assets	(91)	(56)
Accounts payable	107	147
Accrued expenses	180	74
Total changes in operating working capital	$167	(312)

Supplemental Business Segment Information
EMERSON ELECTRIC CO. & SUBSIDIARIES

Years ended September 30 (Dollars in millions; unaudited)

	Sales		Earnings (Loss)
	2021	2022	2021	2022

Measurement & Analytical	$3,078	3,215	$684	785
Final Control	3,488	3,607	432	592
Discrete Automation	2,474	2,612	457	542
Safety & Productivity	1,340	1,402	256	250
Intelligent Devices	10,380	10,836	1,829	2,169

AspenTech	319	656	(7)	12
Control Systems & Software	2,321	2,398	382	437
Software and Control	2,640	3,054	375	449

Corporate items:
Stock compensation			(197)	(125)
Unallocated pension and postretirement costs			94	99
Corporate and other			(184)	(419)
Gain on subordinated interest			—	453
Eliminations/Interest	(88)	(86)	(155)	(194)
Total	$12,932	13,804	$1,762	2,432

Eliminations at consolidated net sales reflect the impact of intercompany sales between the two business groups.

Supplemental Business Segment Information
EMERSON ELECTRIC CO. & SUBSIDIARIES

Years ended September 30 (Dollars in millions; unaudited)

INTELLIGENT DEVICES

	2021	2022	Change

Sales:
Measurement & Analytical	$3,078	3,215	4%
Final Control	3,488	3,607	3%
Discrete Automation	2,474	2,612	6%
Safety & Productivity	1,340	1,402	5%
Total	$10,380	10,836	4%

Earnings:
Measurement & Analytical	$684	785	15%
Final Control	432	592	37%
Discrete Automation	457	542	18%
Safety & Productivity	256	250	(2)%
Total	$1,829	2,169	19%
Margin	17.6%	20.0%	2.4 pts

Restructuring and related costs:
Measurement & Analytical	$58	3
Final Control	66	75
Discrete Automation	11	—
Safety & Productivity	4	10
Total	$139	88

Amortization of intangibles:
Measurement & Analytical	$25	21
Final Control	107	94
Discrete Automation	34	30
Safety & Productivity	28	26
Total	$194	171

Adjusted EBITA	$2,162	2,428	12%
Adjusted EBITA Margin	20.8%	22.4%	1.6 pts

SOFTWARE AND CONTROL

	2021	2022	Change

Sales:
AspenTech	$319	656	106%
Control Systems & Software	2,321	2,398	3%
Total	$2,640	3,054	16%

Earnings:
AspenTech	$(7)	12	269%
Control Systems & Software	382	437	14%
Total	$375	449	20%
Margin	14.2%	14.7%	0.5 pts

Restructuring and related costs:
AspenTech	$2	—
Control Systems & Software	11	11
Total	$13	11

Amortization of intangibles:
AspenTech	$89	237
Control Systems & Software	20	22
Total	$109	259

Adjusted EBITA	$497	719	45%
Adjusted EBITA Margin	18.8%	23.5%	4.7 pts